Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-153440 on Form S-4 of our report dated March 31, 2008, except as to Note 11 as to which date is June 3, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Dell Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP

Austin, Texas
October 13, 2008